REGENCY REALTY CORPORATION

    Criteria for Restricted Stock Awards Under 1993 Long Term Omnibus Plan


1.    RESERVATION OF SHARES FOR ISSUANCE:

      In order to further align the interests of senior management with the interests of the Company's shareholders, the Compensation Committee hereby reserves for issuance pursuant to the Regency Realty Corporation 1993 Long Term Omnibus Plan (the "Plan") a total of 64,000 shares of Common Stock, which may be issued in the form of shares of restricted stock ("Restricted Stock"). The Restricted Stock will be issued pursuant to the form of Restricted Stock Award Agreement for Key Employees attached as Exhibit A (the "Award Agreement"), subject to fulfillment of the performance standards set forth below and to the other terms and conditions set forth below.

2.    PERFORMANCE STANDARDS:

      The Restricted Stock will be awarded as promptly as practicable after fiscal 1996 and/or fiscal 1997 in the proportions set forth below if Cumulative Total Shareholder Return reaches the levels set forth below as of the end of the fiscal year in question:

                                                              Cumulative
                                 Cumulative Total            Percentage of
        Fiscal Year             Shareholder Return     Restricted Stock Awarded


           1996                         30%                         40%

           1997                         45%                        100%


      Definitions: "Cumulative Total Shareholder Return" means the sum of (1) the Percentage Stock Price Change from January 1, 1995 to the end of the fiscal year in question, plus (2) the Dividend Yield from January 1, 1995 to the end of the fiscal year in question. The "Percentage Stock Price Change," which shall be expressed to the nearest tenth of a percentage point, means:

            the average closing price of the Common Stock on the New York Stock Exchange during the fourth quarter of the fiscal year in question (the "Current Price") minus the average closing price during the fourth quarter of 1994 (the "Initial Price")

                                  divided by

            the Initial Price.

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      The  "Dividend  Yield," which shall be expressed to the nearest tenth of a percentage point, means:

            total cash dividends paid each full fiscal year that has elapsed on the measurement date in question, beginning with fiscal 1995 divided by

            the Initial Price.

      Example: For example, if (a) the Initial Price is $16, (b) the Current Price at the end of fiscal 1996 is $20, and (c) cash dividends of $1.60 and $1.76 are paid in 1995 and 1996, respectively, then :

            o the Percentage Stock Price Change would be [$20 - $16 divided by $16 times 100], or 25%;

            o the Dividend Yield would be [$1.60 plus $1.76 divided by $16 times 100], or 21%; and

            o the Cumulative Total Shareholder Return for the fiscal 1995 and 1996 would be [25% plus 21%], or 46%.

      The Cumulative Total Shareholder Return as of the end of fiscal 1996 would be 46%, in excess of the 30% required for 1996 awards, and accordingly, an aggregate of 40% of the Restricted Stock, or 25,600 shares, would be awarded to recipients, subject to the restrictions set forth in the Award Agreement. If Cumulative Total Shareholder Return reaches 45% or more as of the end of fiscal 1996, the remaining 60% of the Restricted Stock, or 38,400 shares, would be awarded to recipients, subject to the restrictions set forth in the Award Agreement. If Cumulative Total Shareholder Return is less than 30% as of the end of fiscal 1996, but is at least 45% as of the end of fiscal 1997, 100% of the Restricted Stock would be awarded to recipients, subject to the restrictions set forth in the Award Agreement.

3.    RECIPIENTS OF RESTRICTED STOCK AWARDS

      Shares of Restricted Stock awarded hereunder will be divided among the executive officers listed on Exhibit B, in the amounts set forth thereon, provided that they are full-time employees of the Company or any Affiliate (as defined in the Plan) on the date of award. As set forth on Exhibit B, 5,000 shares of Restricted Stock will be available for discretionary awards to one or more of such participants and/or any other executive officers that the Committee may subsequently designate. The number of discretionary shares, if any, allocated to participants other than the President will be determined by the Committee, based on recommendations from the President, and the number of

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      discretionary shares, if any, awarded to the President will be determined by the Committee.

4.    VESTING; RESTRICTIONS DURING VESTING PERIOD

      Restricted Stock awarded hereunder will be subject to vesting requirements and to transfer restrictions during the vesting period, all as set forth in the Award Agreement. The holder of unvested shares will have voting and dividend rights with respect to such shares, as provided in the Award Agreement. Any shares forfeited because the recipient's employment is terminated prior to vesting will be restored to the status of authorized but unissued shares, available for reissuance under the Plan.

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                                   EXHIBIT A

                          REGENCY REALTY CORPORATION
                          1993 LONG TERM OMNIBUS PLAN

              RESTRICTED STOCK AWARD AGREEMENT FOR KEY EMPLOYEES

      THIS AGREEMENT is made and entered into as of the date set forth on the signature page hereof by and between REGENCY REALTY CORPORATION, a Florida corporation ("Company"), and the Key Employee of the Company whose signature is set forth on the signature page hereof (the "Key Employee").

                              W I T N E S S E T H

      WHEREAS, the Company has adopted the Regency Realty Corporation 1993 Long Term Omnibus Plan ("Plan"), the terms of which, to the extent not stated herein, are specifically incorporated by reference in this Agreement;

      WHEREAS, the purpose of the Plan is to permit Awards under the Plan to be granted to certain Key Employees of the Company and its Affiliates;

      WHEREAS, the Key Employee is now employed or engaged by the Company or an Affiliate in a key employee capacity and the Company desires him or her to remain in such capacity, and to secure or increase his or her ownership of Shares in order to increase his or her incentive and personal interest in the success and growth of the Company; and

      WHEREAS, defined terms used herein and not otherwise defined herein shall have the meanings set forth in the Plan.

      NOW, THEREFORE, in consideration of the premises and of the covenants and agreements herein set forth, the parties hereby mutually covenant and agree as follows:

      1. Grant of Restricted Stock. Subject to the terms and conditions set forth herein, the Company hereby grants to the Key Employee as of the grant date set forth below, in return for services previously provided by the Key Employee to the Company and/or its Affiliates, the aggregate number of Shares (hereinafter referred to as the "Restricted Stock") set forth on the signature page hereof. Stock certificates bearing restrictive legends referring to the transfer restrictions set forth in this Agreement shall be held in escrow by the Company pending the vesting of the Restricted Stock as hereinafter provided, or, at the Company's election, Shares constituting unvested Restricted Stock shall be issued in book entry form only, unless and until vested.


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      2.    Vesting.

            (a) The Key Employee shall have all rights as a shareholder with respect to the Restricted Stock, including dividend and voting rights, except that while Shares of Restricted Stock remain unvested, they shall be subject to the transfer restrictions set forth in Section . Shares of Restricted Stock shall vest on the applicable anniversary date of the grant date set forth below according to the following schedule provided that the Key Employee remained employed by the Company or an Affiliate on the date of vesting:

                                              Cumulative Fraction of Shares
            Date of Vesting                  of Restricted Stock Which Vest

         3rd Anniversary Date                              34%

         4th Anniversary Date                              33%

         5th Anniversary Date                              33%


            (b) Promptly upon the vesting of any Shares of Restricted Stock, the Company shall deliver a stock certificate to the Key Employee representing the vested Shares, bearing any restrictive legend deemed necessary by counsel to the Company under the Securities Act of 1933 and counterpart state securities laws.

            (c) Except as provided elsewhere herein, the Key Employee shall forfeit any interest in any unvested Shares of Restricted Stock as of the close of business on the date that the Key Employee ceases to be employed by the Company or any of its Affiliates. In the event that the Key Employee who so forfeits unvested Shares holds vested Shares that include a fractional Share, the Company shall purchase such fractional Share promptly following the Key Employee's termination of employment, at a cash price equal to the Fair Market Value of the Company's Common Stock on such date of termination.

            (d) Absence of the Key Employee on leave approved by a duly elected officer of the Company, other than the Key Employee, shall not be considered a termination of employment during the period of such leave.

            (e) If the Key Employee's employment with the Company and all Affiliates is terminated because of death, Retirement or Total Disability (as such terms are defined below) on or after the initial date of vesting, the full amount of Restricted Stock granted herein shall vest in the hands of the Key Employer, or in the case of his death, his Beneficiary (as defined herein), without regard to the vesting schedule set forth above. If a termination of employment occurs prior to the initial date of vesting for reasons other than Cause, Shares of Restricted Stock shall vest in the hands of the Key Employee, or in the case of his death, his Beneficiary, to the extent, if any, as the Committee may determine.


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



            (f) As used herein, (i) "Retirement" means termination of employment with the Company and all Affiliates on or after age 65, except that if the Key Employee's employment is terminated for Cause (as hereinafter defined) or because of death or Total Disability, such termination shall not be "Retirement" for purposes hereof, (ii) "Total Disability" means permanent and total disability within the meaning of Code Section 22(e)(3), and (iii) "Cause" means, as determined by the Committee, the Key Employee's failure to perform his duties or intentional dishonest or illegal conduct in connection with his performance of services for the Company or any Affiliate.

      3. Transfer Restrictions. Shares of Restricted Stock may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of while they remain unvested.

      4.    Acceleration.

            (a) In the event of a Change of Control (as defined below) any unvested Shares of Restricted Stock shall vest immediately (without regard to the vesting schedule set forth above). "Change of Control" for this purpose means a change of control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act. Without limiting the inclusiveness of the definition in the preceding sentence, a Change of Control shall be deemed to have occurred if the circumstances described in the following paragraphs shall occur:

                  (i) Any individual, firm, partnership, corporation or other entity, including any successor (by merger or otherwise) of such entity, or a group of any of the foregoing acting in concert (a "Person") (other than any employee benefit plan of the Company or any entity holding securities of the Company for or pursuant to the terms of any such plan or any trustee, administrator or fiduciary of such a plan) is or becomes the Beneficial Owner of securities of the Company representing at least 30 percent of the combined voting power of the Company's then outstanding securities; a Person shall be deemed to be the "Beneficial Owner" of any securities (1) which such Person or any of such Person's "Affiliates" and "Associates," as such terms are defined in Rule 12b-2 of the General Rules and Regulations of the Exchange Act, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase; or (2) which such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to vote or dispose of or has "beneficial ownership" of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act), including pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security under this subsentence (2) as a result of an agreement, arrangement or understanding to vote such security if the agreement, arrangement or understanding arises solely from a revocable proxy or consent

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



given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Exchange Act and is not also then reportable on a Schedule 13D under the Exchange Act (or any comparable or successor report); (3) which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in subsentence (2) above) or disposing of any voting securities of the Company.

                  (ii) One-third or more of the members of the Board of Directors of the Company are not Continuing Directors; a "Continuing Director" means any member of the Board of Directors of the Company who was a member of such Board on December 31, 1993, and any successor of a Continuing Director who is recommended to succeed a Continuing Director by a majority of the Continuing Directors then on such Board.

                  (iii) There shall be consummated (1) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which the Company's Shares would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company's Shares immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (2) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company.

                  (iv) The shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company.

      5.    Beneficiary.

            (a) The person whose name appears on the signature page hereof after the caption "Beneficiary" or any successor designated by the Key Employee in accordance herewith (the person who is the Key Employee's Beneficiary at the time of his death herein referred to as the "Beneficiary") shall be entitled to receive any Shares that vest as the result of the death of the Key Employee. The Key Employee may from time to time revoke or change his Beneficiary without the consent of any prior Beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Key Employee's death, and in no event shall any designation be effective as of a date prior to such receipt.

            (b) If no such Beneficiary designation is in effect at the time of a Key Employee's death, or if no designated Beneficiary survives the Key Employee or if such designation conflicts with law, the Key Employee's estate shall be the Beneficiary hereunder. If the Committee is in doubt as to the right of any person to receive Shares that vest hereunder,

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



the Company may refuse to recognize such person, without liability for any interest or dividends on the Restricted Stock, until the Committee determines the person entitled to such Shares, or the Company may apply to any court of appropriate jurisdiction and such application shall be a complete discharge of the liability of the Company therefor.

      6.    Tax Withholding.

            (a) It shall be a condition to the vesting of Shares of Restricted Stock in the hands of the Key Employee or the Beneficiary, and the Key Employee agrees, that the Key Employee shall pay to the Company upon its demand, such amount as may be requested by the Company for the purpose of satisfying its liability to withhold federal, state, or local income or other taxes incurred by reason of such vesting. In the event that the Key Employee makes an election under Section 83(b) of the Code (or any successor provision) allowing the Key Employee to accelerate the Tax Date (as defined below), the Key Employee agrees that payment of such amount to the Company for satisfying such tax obligations shall be a condition to the making of the election.

            (b) The Key Employee may elect to deliver to the Company a number of Shares, in each case, having a Fair Market Value on the Tax Date equal to the minimum amount required to be withheld by the Company in connection with such Tax Date. The election must be made in writing and, if the Key Employee is an Insider (as defined below), must be delivered to the Company 6 months or more prior to the Tax Date and shall not be effective until at least 6 months after the Grant Date, provided, however, that this restriction shall not apply in the event death of the Key Employee occurs prior to the expiration of such 6 month period. If the Key Employee is not an Insider, the election must be delivered to the Company prior to the Tax Date. All elections shall be made in a form approved by the Committee and shall be subject to disapproval, in whole or in part by the Committee. Any election under this paragraph by an Insider shall be irrevocable and may not be changed until another irrevocable election is effective. As used herein, (i) Tax Date means the date on which the Key Employee must include in his gross income for federal income tax purposes the fair market value of the Restricted Stock, and (ii) "Insider" means an officer or director of the Company or a beneficial owner of more than 10 percent of the Shares.

      7. Powers of Company Not Affected. The existence of the Restricted Stock shall not affect in any way the right or power of the Company or its stockholders to make or authorize any combination, subdivision or reclassification of the Shares or any reorganization, merger, consolidation, business combination, exchange of Shares, or other change in the Company's capital structure or its business, or any issue of bonds, debentures or stock having rights or preferences equal, superior to or affecting the Restricted Stock or the rights thereof or dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or

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otherwise.  Nothing in this  Agreement  shall  confer upon the Key  Employee any right to continue in the employment of the Company or any Affiliate, or interfere with or limit in any way the right of the Company or any Affiliate to terminate the Key Employee's employment at any time.

      8. Interpretation by Committee. The Key Employee agrees that any dispute or disagreement which may arise in connection with this Agreement shall be resolved by the Committee, in its sole discretion, and that any interpretation by the Committee of the terms of this Agreement or the Plan and any determination made by the Committee under this Agreement or the Plan may be made in the sole discretion of the Committee and shall be final, binding, and conclusive. Any such determination need not be uniform and may be made differently among Key Employees awarded Restricted Stock.

      9.    Miscellaneous.

            (a) This Agreement shall be governed and construed in accordance with the laws of the State of Florida applicable to contracts made and to be performed therein between residents thereof.

            (b) This Agreement may not be amended or modified except by the written consent of the parties hereto.

            (c) The captions of this Agreement are inserted for convenience of reference only and shall not be taken into account in construing this Agreement.

            (d) Any notice, filing or delivery hereunder or with respect to Restricted Stock shall be given to the Key Employee at either his usual work location or his home address as indicated in the records of the Company, and shall be given to the Committee or the Company at 121 West Forsyth Street, Suite 200, Jacksonville, Florida 32202, Attention Corporate Secretary. All such notices shall be given by first class mail, postage prepaid, or by personal delivery.

            (e) This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns and shall be binding upon and inure to the personal benefit of the Key Employee, the Beneficiary and the personal representative(s) and heirs of the Key Employee.


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      IN WITNESS WHEREOF,  the Company has caused this instrument to be executed by its duly authorized officer and its corporate seal hereunto affixed, and the Key Employee has hereunto affixed his hand and seal, all on the day and year set forth below.

                                          REGENCY REALTY CORPORATION

[CORPORATE SEAL]              By:____________________________________
                                Its:_________________________________

                                          ________________________________(SEAL)
                                          Key Employee
                                          [Print Name]:________________________

No. of shares of Restricted Stock:__________

Grant Date:_______________________
Date of Agreement:________________


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